BIMINI CAPITAL MANAGEMENT, INC.

(FORMERLY OPTEUM INC. AND

FORMERLY BIMINI MORTGAGE MANAGEMENT, INC.)

2003 LONG TERM INCENTIVE COMPENSATION PLAN

PHANTOM SHARE AWARD AGREEMENT

AGREEMENT by and between Bimini Capital Management, Inc., a Maryland corporation (the “Company”) and (the “Grantee”), dated as of the ___ day of ___________, 200_.

WHEREAS, the Company maintains the Bimini Capital Management, Inc. (formerly Opteum Inc. and formerly Bimini Mortgage Management, Inc.) 2003 Long Term Incentive Compensation Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an employee of the Company or one of its Subsidiaries;

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.           Grant of Phantom Shares. The Company hereby grants the Grantee _____________ Phantom Shares.  The Phantom Shares are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.           Vesting.

The Phantom Shares shall be subject to the following:

(a)	The Phantom Shares shall vest, except as provided herein, if and as employment continues, pursuant to the following schedule:

Number of Phantom Shares	Vesting Date

(b)
Upon Termination of Service, all Phantom Shares which have not vested prior to or concurrently with such Termination of Service shall thereupon, and with no further action, be forfeited by the Grantee.

(c)
The Phantom Shares shall fully vest upon (i) Termination of Service by the Company without Cause or for Disability, (ii) Termination of Service by the Grantee for “Good Reason” (as defined below), within 30 days of the occurrence (or initial occurrence, in the case of a continuing condition) thereof, (iii) the Grantee's death while employed or (iv) the occurrence of a Change of Control while employed.  For these purposes, “Good Reason” shall mean, without the Grantee's prior consent, a material diminution by the Company in the Grantee's title, duties or responsibilities; provided that (i) if the Grantee wishes to terminate for Good Reason, the Grantee shall give notice to the Company, and (ii) Good Reason shall not be deemed to exist if the Company cures any such diminution within a reasonable period (which shall be at least 15 days) after receipt of such notice.

3.	Distributions

Distributions to the Grantee attributable to the Grantee’s receipt of Phantom Shares hereunder will be distributed as soon as practicable after the first day of the month following the date on which the Phantom Shares vest.  Other than in accordance with an election permitted by the Committee, distributions made to the Grantee will be made as a single delivery of Common Stock.

4.	Dividend Equivalent Rights.

A Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each Phantom Share, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company's common shareholders (each, a "Dividend Payment"), as set forth below.  For each Phantom Share then outstanding, whether or not then vested, if a cash dividend is payable in the ordinary course on a Share, the Company shall make a payment to the Grantee in an amount equal to the applicable Dividend Payment, on or about the date of the Dividend Payment; provided that the Grantee may elect, in accordance with such procedures as may be prescribed by the Committee, to receive, in lieu of such Dividend Payment, a number of additional Phantom Shares equal to (x) the otherwise payable Dividend Payment, divided by (y) the Fair Market Value of a Share on the date of the Dividend Payment.

5.           Tax Withholding.

Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, in accordance with procedures set forth by the Committee, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

6.           Miscellaneous.

(a)
The value of a Phantom Share may decrease depending upon the performance of a Share from time to time.  Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of my Phantom Shares.  If the value of my Phantom Shares decreases, there will be a decrease in the value of what is distributed to the Grantee under the Plan and this Agreement.

(b)
With respect to this Agreement, (i) the Phantom Shares are mere bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a mere bookkeeping reserve to meet its obligations under the Plan).  The Plan is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)
The Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan.  The issuance of shares of Common Stock, if applicable, and delivery of the certificate or certificates therefor, shall be subject to any delay necessary to complete (i) the listing of such Shares on any stock exchange upon which shares of the same class are then listed, (ii) such registration or other qualification of such Phantom Shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (iii) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the receipt of such Common Stock.

(d)
THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e)
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.   In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(f)
All notices hereunder shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6(f).

(g)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(h)
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the Grantee’s employment or other service at any time.

(i)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

BIMINI CAPITAL MANAGEMENT, INC.

By:
Name:
Title:

_______________________________________

[Grantee]

NYA 764218.2